Exhibit 99.01
For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Lynne Cox
Cadence Design Systems, Inc.
408-914-6016
publicrelations@cadence.com
Cadence Reports Q1 2010 Financial Results
SAN JOSE, Calif. — April 28, 2010 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the first quarter of fiscal year 2010.
     Cadence reported first quarter 2010 revenue of $222 million, compared to revenue of $206 million reported for the same period in 2009. On a GAAP basis, Cadence recognized a net loss of $12 million, or $(0.04) per share on a diluted basis, in the first quarter of 2010, compared to a net loss of $63 million, or $(0.25) per share on a diluted basis in the same period in 2009.
     Using Cadence's non-GAAP measure, net income in the first quarter of 2010 was $6 million, or $0.02 per share on a diluted basis, as compared to a net loss of $25 million, or $(0.10) per share on a diluted basis, in the same period in 2009.
     “Cadence is off to a good start in 2010. The team executed across the board and our focus on customer engagement continues to yield success,” said Lip-Bu Tan, president and chief executive officer. “Business improved in all geographies with strength in Asia and North America, and in all platform areas, especially verification, custom and digital design.”
     “We put up another consistent operating performance in the first quarter with our key operating metrics meeting or exceeding our expectations,” said Kevin S. Palatnik, senior vice president and chief financial officer.

     In addition to using GAAP results to evaluate Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income or net loss, which excludes, as applicable, amortization of intangible assets, stock-based compensation expense, integration and acquisition-related costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, restructuring charges and credits, amortization of discount on convertible notes, equity in losses or income from investments, write-down of investments, and gains or losses on the sale of investments. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. See “GAAP to non-GAAP Reconciliation” below for further information on the non-GAAP measure.
     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.
Business Outlook
     For the second quarter of 2010, the company expects total revenue in the range of $215 million to $225 million. Second quarter GAAP net loss per diluted share is expected to be in the range of $(0.05) to $(0.03). Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.02 to $0.04.
     For the full year 2010, the company expects total revenue in the range of $865 million to $900 million. On a GAAP basis, net loss per diluted share for fiscal 2010 is expected to be in the range of $(0.23) to $(0.13). Using the non-GAAP measure defined below, net income per diluted share for fiscal 2010 is expected to be in the range of $0.05 to $0.15.
     A schedule showing a reconciliation of the business outlook from GAAP net loss and diluted net loss per share to non-GAAP net income and diluted net income per share is included with this release.
Audio Webcast Scheduled
     Lip-Bu Tan, Cadence’s President and Chief Executive Officer, and Kevin S. Palatnik, Cadence’s Senior Vice President and Chief Financial Officer, will host a first quarter of fiscal year 2010 financial results audio webcast today, April 28, 2010, at 2 p.m. (Pacific) / 5 p.m.

(Eastern). Attendees are asked to register at the Web site at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting April 28, 2010 at 5 p.m. (Pacific) and ending May 12, 2010 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
     Cadence enables global electronic-design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software and hardware, methodologies, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. Cadence is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about Cadence and its products and services is available at www.cadence.com.
Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
     The statements contained above regarding Cadence’s first quarter 2010 results, as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Kevin S. Palatnik include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) Cadence’s ability to successfully complete and realize the expected benefits of the previously disclosed restructurings without significant unexpected costs or delays, and the success of Cadence’s other efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including the possibility that the previously disclosed restructurings and other efforts to improve operational efficiency could result in delays in customers’ purchases of products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires; (ix) the effects of the previously disclosed restructurings and other efforts to improve operational efficiency on Cadence’s business, including its strategic and customer relationships, ability to retain key employees and stock prices; (x) events that affect the reserves Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.
     For a detailed discussion of these and other cautionary statements related to our business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s Annual Report on Form 10-K for the year ended January 2, 2010, and Cadence’s future filings.

GAAP to non-GAAP Reconciliation
     Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income or net loss, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended, and is GAAP net income or net loss excluding, as applicable, amortization of intangible assets, stock-based compensation expense, integration and acquisition-related costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, restructuring charges and credits, amortization of discount on convertible notes, equity in losses or income from investments, write-down of investments and gains or losses on the sale of investments. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Cadence’s management believes it is useful in measuring Cadence’s operations to exclude amortization of intangible assets and integration and acquisition-related costs because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by Cadence’s management in the short term. In addition, Cadence’s management believes it is useful to exclude stock-based compensation expense because it enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management, which believes that stock-based compensation expense is not directly attributable to the underlying performance of Cadence’s business operations. Cadence’s management also believes that it is useful to exclude restructuring charges and credits. During fiscal 2009, Cadence commenced a restructuring program that it expects to complete by the end of fiscal 2010. Cadence’s management believes that in measuring the company’s operations, it is useful to exclude any such restructuring charges and credits because exclusion of such charges permits consistent evaluations of Cadence’s performance before and after such actions are taken. Cadence’s management believes it is useful to exclude gains or losses and expenses or credits related to the non-qualified deferred compensation plan assets because these gains or losses and expenses or credits are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the non-qualified deferred compensation plan. Cadence’s management also believes it is useful to exclude the amortization of the discount on convertible notes because this incremental cost recorded as interest expense does not represent a cash obligation of the company and is not part of Cadence’s direct cost of operations. Finally, Cadence’s management believes it is useful to exclude the equity in losses or income from investments, write-down of investments and gains or losses on the sale of investments because these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income or expense and are part of the company’s investment activities.
     During the fourth quarter of fiscal 2009, Cadence’s non-GAAP net loss also excluded the impact of an income tax benefit associated with the temporary increase in the net operating loss carryback period for operating losses Cadence incurred in the United States. Cadence’s management believes it is useful to exclude the tax benefit associated with this change in the

United States tax law because the extended net operating loss carryback period is only applicable for operating losses incurred during either fiscal 2008 or fiscal 2009.
     Cadence’s management believes that non-GAAP net income or net loss provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Cadence’s management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.
     The following tables reconcile the specific items excluded from GAAP net loss and GAAP net loss per diluted share in the calculation of non-GAAP net income or net loss and non-GAAP net income or net loss per diluted share for the periods shown below:
Net Income (Loss) Reconciliation

	Three Months Ended
	April 3, 2010	April 4, 2009
(in thousands)	(unaudited)
Net loss on a GAAP basis	$(11,785)	$(63,257)
Amortization of acquired intangibles	4,356	6,339
Stock-based compensation expense	10,372	12,728
Non-qualified deferred compensation expenses (credits)	1,171	(6,262)
Restructuring and other charges (credits)	(1,074)	(520)
Integration and acquisition-related costs	114	195
Amortization of debt discount	5,045	4,627
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(5,564)	10,507
Income tax effect of non-GAAP adjustments	3,021	10,484

Net income (loss) on a non-GAAP basis	$5,656	$(25,159)

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Diluted Net Income (Loss) per Share
Reconciliation

	Three Months Ended
	April 3, 2010	April 4, 2009
(in thousands, except per share data)	(unaudited)
Diluted net loss per share on a GAAP basis	$(0.04)	$(0.25)
Amortization of acquired intangibles	0.01	0.02
Stock-based compensation expense	0.04	0.05
Non-qualified deferred compensation expenses (credits)	—	(0.02)
Restructuring and other charges (credits)	—	—
Integration and acquisition-related costs	—	—
Amortization of debt discount	0.02	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.02)	0.04
Income tax effect of non-GAAP adjustments	0.01	0.04

Diluted net income (loss) per share on a non-GAAP basis	$0.02	$(0.10)

Shares used in calculation of diluted net loss per share —GAAP**	262,597	254,302
Shares used in calculation of diluted net income (loss) per share —non-GAAP**	266,101	254,302

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

**	Shares used in the calculation of GAAP net income (loss) per share are expected to be the same as shares used in the calculation of non-GAAP net income (loss) per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Investors are encouraged to look at the GAAP results as the best measure of financial performance. For example, amortization of intangibles is important to consider because it may represent an initial expenditure that under GAAP is reported across future fiscal periods. Likewise, stock-based compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments, as well as overall company performance within a given business environment. All of these metrics are important to financial performance generally.
Although Cadence’s management finds the non-GAAP measures useful in evaluating the performance of Cadence’s business, reliance on these measures is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence’s management typically uses the non-GAAP earnings and earnings per share measures, in conjunction with the GAAP earnings and earnings per share measures, to address these limitations.
Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its Web site.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning June 18, 2010, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s Second Quarter 2010 Earnings Release is published, which is currently scheduled for July 28, 2010.
# # #

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
April 3, 2010 and January 2, 2010
(In thousands)
(Unaudited)

	April 3, 2010	January 2, 2010
Current Assets:
Cash and cash equivalents	$619,303	$569,115
Short-term investments	3,188	2,184
Receivables, net of allowances of $11,427 and $14,020, respectively	181,155	200,628
Inventories	19,323	24,165
Prepaid expenses and other	56,617	54,655

Total current assets	879,586	850,747

Property, plant and equipment, net of accumulated depreciation of $647,275 and $637,107, respectively	302,499	311,502
Goodwill	5,605	—
Acquired intangibles, net of accumulated amortization of $87,196 and $124,507, respectively	26,566	28,841
Installment contract receivables, net of allowances of $9,724 and $9,724, respectively	41,510	58,448
Other assets	159,220	161,049

Total Assets	$1,414,986	$1,410,587

Current Liabilities:
Accounts payable and accrued liabilities	$147,782	$150,207
Current portion of deferred revenue	253,947	247,691

Total current liabilities	401,729	397,898

Long-Term Liabilities:
Long-term portion of deferred revenue	85,498	92,298
Convertible notes	441,107	436,012
Other long-term liabilities	367,617	376,006

Total long-term liabilities	894,222	904,316

Stockholders’ Equity	119,035	108,373

Total Liabilities and Stockholders’ Equity	$1,414,986	$1,410,587

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Operations
For the Three Months Ended April 3, 2010 and April 4, 2009
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 3, 2010	April 4, 2009
Revenue:
Product	$102,766	$87,523
Services	25,920	29,207
Maintenance	93,252	89,572

Total revenue	221,938	206,302

Costs and Expenses:
Cost of product	5,292	7,671
Cost of services	21,925	24,045
Cost of maintenance	11,398	12,461
Marketing and sales	74,762	74,890
Research and development	89,430	94,692
General and administrative	22,834	38,339
Amortization of acquired intangibles	2,691	3,140
Restructuring and other charges (credits)	(1,074)	(520)

Total costs and expenses	227,258	254,718

Loss from operations	(5,320)	(48,416)

Interest expense	(7,431)	(7,048)
Other income (expense), net	5,974	(6,149)

Loss before provision for income taxes	(6,777)	(61,613)

Provision for income taxes	5,008	1,644

Net loss	$(11,785)	$(63,257)

Basic and diluted net loss per share	$(0.04)	$(0.25)

Weighted average common shares outstanding — basic and diluted	262,597	254,302

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended April 3, 2010 and April 4, 2009
(In thousands)
(Unaudited)

	Three Months Ended
	April 3,	April 4,
	2010	2009

Cash and Cash Equivalents at Beginning of Period	$569,115	$568,255

Cash Flows from Operating Activities:
Net loss	(11,785)	(63,257)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation and amortization	21,465	26,257
Amortization of debt discount and fees	5,523	5,029
Stock-based compensation	10,372	12,728
Loss from equity method investments	27	146
(Gain) loss on investments, net	(5,591)	6,368
Write-down of investment securities	—	3,993
Impairment of property, plant and equipment	164	3,429
Deferred income taxes	(1,706)	(3,073)
Proceeds from the sale of receivables, net	—	3,458
Provisions (recoveries) for losses (gains) on trade and installment contract receivables	(2,593)	9,818
Other non-cash items	940	(8,269)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(23,989)	31,932
Installment contract receivables	57,769	57,767
Inventories	(6,047)	(665)
Prepaid expenses and other	(1,518)	172
Other assets	5,538	7,083
Accounts payable and accrued liabilities	925	(63,736)
Deferred revenue	3,813	(31,581)
Other long-term liabilities	(6,604)	(4,937)

Net cash provided by (used for) operating activities	46,703	(7,338)

Cash Flows from Investing Activities:
Proceeds from the sale of long-term investments	8,964	—
Purchases of property, plant and equipment	(9,899)	(14,818)
Purchases of software licenses	(487)	—
Investment in venture capital partnerships and equity investments	—	(1,150)
Cash paid in business combinations and asset acquisitions, net of cash acquired	—	(3,543)

Net cash used for investing activities	(1,422)	(19,511)

Cash Flows from Financing Activities:
Principal payments on receivable sale financing	(1,719)	(796)
Tax benefit from employee stock transactions	30	—
Proceeds from issuance of common stock	8,044	19,521
Stock received for payment of employee taxes on vesting of restricted stock	(2,079)	(659)

Net cash provided by financing activities	4,276	18,066

Effect of exchange rate changes on cash and cash equivalents	631	(5,068)

Increase (decrease) in cash and cash equivalents	50,188	(13,851)

Cash and Cash Equivalents at End of Period	$619,303	$554,404

Cadence Design Systems, Inc.
As of April 28, 2010
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Loss Per Share
(Unaudited)

	Three Months Ending	Year Ending
	July 3, 2010	January 1, 2011
	Forecast	Forecast

Diluted net loss per share on a GAAP basis	$(0.05) to $(0.03)	$(0.23) to $(0.13)

Amortization of acquired intangibles	0.01	0.04
Stock-based compensation expense	0.04	0.16
Non-qualified deferred compensation expenses (credits)	—	—
Restructuring and other charges (credits)	—	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.02)
Amortization of debt discount	0.02	0.08
Income tax effect of non-GAAP adjustments	—	0.02

Diluted net income per share on a non-GAAP basis	$0.02 to $0.04	$0.05 to $0.15

Cadence Design Systems, Inc.
As of April 28, 2010
Impact of Non-GAAP Adjustments on Forward Looking Net Loss
(Unaudited)

	Three Months Ending	Year Ending
	July 3, 2010	January 1, 2011
($ in Millions)	Forecast	Forecast

Net loss on a GAAP basis	$(14) to $(8)	$(62) to $(36)

Amortization of acquired intangibles	3	12
Stock-based compensation expense	11	44
Non-qualified deferred compensation expenses (credits)	—	1
Restructuring and other charges (credits)	—	(1)
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(5)
Amortization of debt discount	5	21
Income tax effect of non-GAAP adjustments	—	5

Net income on a non-GAAP basis	$5 to $11	$15 to $41

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2008					2009					2010
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1
Americas	43%	48%	43%	45%	45%	42%	48%	43%	51%	46%	40%
Europe	24%	21%	23%	22%	22%	24%	21%	20%	24%	22%	22%
Japan	21%	19%	20%	18%	20%	19%	17%	23%	12%	18%	23%
Asia	12%	12%	14%	15%	13%	15%	14%	14%	13%	14%	15%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Revenue Mix by Product Group (% of Total Revenue)

	2008					2009					2010
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1
Functional Verification	22%	25%	22%	17%	22%	20%	23%	21%	22%	22%	22%
Digital IC Design	24%	24%	20%	26%	24%	19%	24%	19%	22%	21%	21%
Custom IC Design	26%	23%	26%	23%	24%	26%	25%	28%	28%	27%	27%
Design for Manufacturing	5%	7%	7%	7%	6%	9%	5%	9%	7%	7%	9%
System Interconnect	11%	10%	11%	12%	11%	12%	10%	11%	11%	11%	9%
Services & Other	12%	11%	14%	15%	13%	14%	13%	12%	10%	12%	12%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes Product + Maintenance